EXHIBIT 99.1



                              LEASE AMENDMENT NO. 1



      OFFICE BUILDING:              2240 Douglas Boulevard, Suite 100
      ----------------              Roseville, CA  95661

      LANDLORD:                     LUM YIP KEE, LIMITED, a Hawaii corporation
      ---------                     doing business as Twin Trees Land Company

      TENANT:                       AMERICAN RIVER BANK,
      -------                       a California corporation

      LEASE DATE:                   August 28, 1996
      -----------


      This Lease Amendment No. 1 (the "Amendment"), dated for reference purposes only as of June 30, 2006 (the "Reference Date"), is entered into by and between LUM YIP KEE, LIMITED, a Hawaii corporation, doing business as Twin Trees Land Company ("Landlord"), and AMERICAN RIVER BANK, a California corporation ("Tenant"). In consideration of the foregoing and of their mutual covenants contained herein, the parties hereby agree as follows:

      1.    Background.

            A. Landlord and Tenant entered into a Standard Form Office Lease dated as of August 28, 1996 (the "Lease"), for certain premises described therein as Suite 100 in the building located at 2240 Douglas Boulevard, Roseville, CA 95661 (the "Premises"). From and after the Reference Date, all references to the Lease shall mean the Lease as modified by this Amendment. Capitalized terms which are not defined in this Amendment shall be as defined in the Lease.

            B. Tenant desires to extend the term of the Lease for an additional 10 year period on the terms and conditions contained in this Amendment.

      2. Premises. The Usable Area of the Premises, measured in accordance with the American National Standard Method of Measuring Floor Area in Office Buildings, ANSI Z65.1-1996, published by the Building Owners and Managers Association International, is agreed to be 3,445 square feet. The Rentable Area of the Premises is agreed to be approximately 3,927 square feet, determined by multiplying the Usable Area by 114%. As of the Extended Term Commencement, Tenant's Percentage shall be 8.94%. Tenant's Percentage is determined by dividing the total Usable Area of the Premises over the total Usable Area of the Building.

      3. Term. The term of the Lease shall commence November 7, 2006 (the "Extended Term Commencement") and shall terminate on November 30, 2016 (the "Extended Term").


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

      4. Tenant Improvements. Landlord shall provide a $7.00 per usable square foot Tenant Improvement Allowance, which shall be used by Tenant no later than October 31, 2007, in accordance with the Work Letter Agreement (attached hereto as Exhibit B). The Tenant Improvements shall be based upon a mutually acceptable space plan, to the extent the scope of the Tenant Improvements make a space plan necessary. Tenant shall reimburse Landlord for all costs of construction and installation of the Tenant Improvements in excess of the Allowance, including without limitation, overhead, supervision and profit of Landlord's contractor.

      5. Annual Basic Rent. The Annual Basic Rent for the Extended Term is as follows:

      Annual Basic Rent:

                 Month               Annual Basic Rent      Monthly Installments
                 -----               -----------------      --------------------

          11/7/06 to 11/30/07           $106,029.00             $ 8,835.75

          12/1/07 to 11/30/08           $108,385.20             $ 9,032.10

          12/1/08 to 11/30/09           $110,741.40             $ 9,228.45

          12/1/09 to 11/30/10           $113,097.60             $ 9,424.80

          12/1/10 to 11/30/11           $115,453.80             $ 9,621.15

          12/1/11 to 11/30/12           $117,810.00             $ 9,817.50

          12/1/12 to 11/30/13           $120,166.20             $10,013.85

          12/1/13 to 11/30/14           $122,522.40             $10,210.20

          12/1/14 to 11/30/15           $124,878.60             $10,406.55

          12/1/15 to 11/30/16           $127,234.80             $10,602.90

      6. Direct Expenses Base. All Direct Expenses for the calendar year 2007 shall be grossed up to 100% occupancy (subject to the provisions of Paragraph 6 of the Lease). The Direct Expenses Base set forth in this Amendment shall be effective as of the Extended Term Commencement.

      7. Brokers. Landlord shall pay a commission to Colliers International ("Tenant's Broker") and Cornish & Carey Commercial ("Landlord's Broker") pursuant to a separate agreement. Each party shall indemnify, protect, defend and hold the other harmless from and against any claims for commissions or finder's fees from any broker other than Tenant's Broker or Landlord's Broker, or commission arising out of any agreement, act or conduct of the indemnifying party. Landlord shall be responsible for any fees, commissions or expenses due to Tenant's Broker or Landlord's Broker as part of this transaction or this Amendment.

      8. Option Extinguished. By executing this Amendment, Tenant acknowledges that it has exercised its extension option and that Tenant has no further right to extend the term of the Lease.

      9. No Other Amendment. Except as amended in this Amendment, Tenant shall occupy the Premises in accordance with the terms and conditions of the Lease.

      10. Ratification. Landlord and Tenant ratify and confirm the Lease, as amended hereby.


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

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the Reference Date.

LANDLORD:                                TENANT:

LUM YIP KEE, LIMITED, a Hawaii           AMERICAN RIVER BANK,
corporation, doing business as           a California corporation
Twin Trees Land Company

                                         By: /s/ MITCHELL A. DERENZO
By: /s/ JEFFREY LUM                          ------------------------
    ----------------------               Its: Chief Financial Officer
Its:  Vice President                          -----------------------
      --------------------
                                         By: /s/ DAVID T. TABER
                                             ------------------------
                                         Its: Chief Executive Officer
                                              -----------------------


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

                                   EXHIBIT A-2


                    Cost Itemization for Tenant Improvements



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

                                   EXHIBIT A-3


              Tenant Improvement Specifications For Allowance Work

           ITEM                  SPECIFICATIONS

      Partitioning:        3-5/8" metal studs at 24" on center with 5/8" drywall
                           9'2" high. Corridors to be fire rated drywall. Walls to be painted to be taped and textured. Walls to receive wallcovering to be taped and sanded smooth.
                           Walls to be sealed with foam tape where wall partition joins window sections.

          Doors: Calwood or equal prefinished solid core plain sliced red oak doors with hardwood edges sized 3'0" x 8'10" x 1-3/4". Corridor doors to be 20 minute labeled. Door frames to be 9'0" high metal, 20 minute labeled as approved by project architect.

      Door Hardware:       Entry Doors: Hardware to be two (2) pair ball bearing
                           hinges with closer, floor stops and Schlage Oly "D" series or equal mortise lock, all with polished chromium finish.

                           Passage Doors: Hardware to be two (2) pair hinges with floor or wall stop as required and Schlage Oly "D" series or equal passage or locking lock, all with polished chromium finish.

                           Door Closers: 4041 CUSH or equal.

                                 T-Bar Grid: Donn DXL fire rated T-bar Grid
                           suspension system.

                                 Ceiling Tile: 2' x 4' Armstrong "Minaboard"
                           flat lay-in, non-directional, fissured acoustical tile.

     Floor Covering:       Carpet: Textured Loop, 26 oz per square yard face
                           weight, solution dyed yarn, 1/10" gauge, 10 stitches per inch., 0.132 inches pile thickness, 6,591 oz per cubic yard, polypropylene primary backing, and 'ActionBac' secondary backing.


Exterior Window Covering:  Graber 3-1/2" PVC "Suntura" white vertical louvre drapes suspended from a Graber G-71 2" x 1-3/4" headrail.

Electrical Duplex Outlets: Outlets: Specification grade Hubbell CR series, or equal.

                           Wiring:  T.H.H.N. No. 12.


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Electrical Wall Switches:  Specification grade Hubbell CS series, or equal.

     Light Fixtures:       Fluorescent Fixtures: 2' x 4' Lithonia Model No.
                           2PM3GB340-186-ES-SLP, 18 cell, parabolic, 3 lamp fixture, or equal.

                           Fixture Lens/Light Bulbs: Lithonia 1.10 lens with cool white fluorescent tubes.

       Wall Paint:         All walls to be painted with one (1) finish coat.

     Fire Sprinklers:      Semi-recessed chrome heads with chrome ceiling
                           plates.


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

                                    EXHIBIT B

                              Work Letter Agreement

      Landlord and Tenant execute this Work Letter Agreement (this "Agreement") simultaneous with the execution of the First Amendment to the Lease (the "Amendment") covering those certain premises located at 2240 Douglas Boulevard, Roseville, California, Suite 100, as more particularly described in Exhibits A and A-1 to the Amendment (the "Premises").

      To induce Tenant to enter into the Amendment (which is hereby incorporated by reference to the extent that the provisions of this Agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as follows:

      1. DEFINITIONS. Unless otherwise defined in this Agreement, the capitalized terms used herein shall have the meaning assigned to them in the Lease.

      2. REPRESENTATIVES. Landlord hereby appoints Ray Walter as Landlord's representative to act for Landlord in all matters covered by this Agreement. Tenant hereby appoints Richard Borst as Tenant's representative to act for Tenant in all matters covered by this Agreement. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Agreement shall be related to Landlord's representative or Tenant's representative, as the case may be. Tenant will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord's architects, engineers, and contractors or any of their agents or employees, with regard to matters covered by this Agreement. Either Landlord or Tenant may change its representative at any time by written notice to the other.

      3. TENANT SPACE PLAN AND PRELIMINARY TENANT IMPROVEMENT COST ITEMIZATION. To the extent required for the scope of Tenant's improvements, Landlord and Tenant shall approve a preliminary space layout and improvement plan for the Premises (the "Tenant Space Plan") to be attached to the Amendment as Exhibit A. While the scope shall be determined by Tenant and approved by Landlord, the determination of whether a Space Plan is required or not shall be determined in Landlord's reasonable discretion. Exhibit A-2 shall be attached to the Amendment and is Landlord's estimate of the cost of constructing the improvements to the Premises desired by Tenant ("Preliminary Tenant Improvement Cost Itemization"), which shall be prepared once the Tenant Space Plan is mutually approved (or, upon Tenant's improvements not requiring a Space Plan, once the scope of Tenant's improvements are determined by Tenant and approved by Landlord).

      4. TENANT WORKING DRAWINGS. Based upon the approved Tenant Space Plan, Landlord will, through Landlord's architect or space planner, cause working drawings for the improvements to the Premises ("Tenant Working Drawings") to be prepared and delivered to Tenant within a reasonable period of time after execution of the Amendment. The Tenant Working Drawings will include all architectural, mechanical and electrical engineering plans required for the issuance of permits and the completion of the Tenant Improvements including complete detailed plans and


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

specifications for Tenant's partition layout, reflected ceiling, heating and air conditioning, electrical outlets and switches, telephone outlets, plumbing, fire sprinklers and finish specifications. It is further agreed that all plans and specifications referred to in this Paragraph 4 above are subject to Landlord's approval, which Landlord agrees shall not be unreasonably withheld. Landlord's preparation or approval of the Tenant Working Drawings, the Tenant Space Plan and any other plans or specifications shall not constitute any representation as to the adequacy, efficiency, performance or desirability of any space plan or improvements. Tenant shall furnish Landlord, within three (3) business days after Landlord's request, all information necessary to enable Landlord to complete the Tenant Working Drawings. Any interior design services, such as selection of paint colors, wall coverings, fixtures, furnishings, carpeting or design of millwork or other special items shall be provided by Tenant at its expense, but shall be subject to the reasonable approval of Landlord. Tenant shall furnish Landlord, within three (3) business days after Landlord's request, all interior design information necessary to enable Landlord to complete the Tenant Working Drawings.

      5. NO SUBSTITUTIONS OR CREDITS. Notwithstanding any other provision of this Agreement, Tenant acknowledges that Landlord requires that the Premises and the Tenant Improvements meet the specifications set forth on Exhibit A-3 attached to the Amendment and by this reference made a part hereof. In order to preserve uniformity and the construction standards of the Building, Tenant shall be entitled to make no substitutions or alterations to the specifications set forth in Exhibit A-3 to the Amendment.

      6. COST OF CONSTRUCTION AND PLANS. In connection with the Tenant Improvements to be constructed by Landlord, Landlord shall contribute the following allowance (the "Allowance"): $7.00 per square foot of Usable Area in the Premises for a total of $24,115.00 toward the cost of construction and installation of Tenant Improvements, the preparation of the Tenant Space Plan and Tenant Working Drawings, which shall be used by Tenant, in any event, no later than October 31, 2007. The balance, if any, of the cost in completing the Tenant Improvements (the "Above-Allowance Work"), including, but not limited to, the cost of overhead, supervision and profit, shall be paid to Landlord in accordance with Paragraph 11 below. If the actual cost of the Tenant Improvements is less than the amount of the Allowance, Landlord shall retain the excess.

      7. FINAL TENANT COST PROPOSAL. At the time Landlord delivers the Tenant Working Drawings (or within a reasonable time after Landlord approves the scope of Tenant Improvements), Landlord will provide Tenant a final cost proposal for constructing the improvements to the Premises in accordance with the Tenant Working Drawings (the "Final Tenant Cost Proposal"). The Final Tenant Cost Proposal will be based on actual bids received by Landlord's contractor and shall set forth the cost to Tenant of constructing the Above-Allowance Work. Landlord shall contract directly with Landlord's contractor to construct the Tenant Improvements pursuant to the Tenant Working Drawings (or the scope of Tenant Improvements) and in accordance with the terms of this Agreement and the Lease.

      8. APPROVAL OF TENANT WORKING DRAWINGS AND FINAL TENANT COST PROPOSAL. Tenant will deliver to Landlord written approval


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

of the Tenant Working Drawings (as applicable) and an executed Final Tenant Cost Proposal within five (5) business days after Tenant receives such items, except that Tenant's approval of the Final Tenant Cost Proposal shall not be required if the Final Tenant Cost Proposal is for an amount not in excess of the Allowance. Landlord shall use reasonable care in preparing the Final Tenant Cost Proposal, provided, however, that the Final Tenant Cost Proposal shall not limit Tenant's obligation to pay the actual cost of the Above-Allowance Work if such cost is attributable to: (i) any changes in the Tenant Working Drawings required by the governmental authority issuing the building permits for the Tenant Improvements; or (ii) any changes, modifications, or change orders requested by Tenant.

      9. MODIFICATIONS TO TENANT WORKING DRAWINGS AND FINAL TENANT COST PROPOSAL. Tenant may reject the Tenant Working Drawings if there is a variance in design from the Tenant Space Plan. In such event, Landlord will promptly revise the Tenant Working Drawings. If Tenant timely rejects the Final Tenant Cost Proposal, Tenant will have a period of five (5) days after such rejection during which to suggest cost-saving measures. During such five (5)-day period, Landlord's representative will be available for a cost reduction consultation with Tenant. Landlord will act in a reasonably diligent manner in approving or rejecting modifications to the Tenant Working Drawings (or the scope of Tenant Improvements) requested by Tenant and in causing revised Tenant Working Drawings (reflecting approved modifications) and a revised Final Tenant Cost Proposal to be prepared. Tenant shall approve such revised Tenant Working Drawings and/or revised Final Tenant Cost Proposal within five (5) days of receiving same.

      10. EFFECT OF APPROVAL. Tenant's approval of Tenant Working Drawings (initial or revised) will constitute Tenant's acknowledgment that such drawings correctly depict the proper layout and design for any and all improvements to the Premises desired by Tenant. Tenant's execution of a Final Tenant Cost Proposal will constitute authorization to Landlord to proceed with and complete construction of Tenant Improvements in the Premises. All of the work called for by the Tenant Working Drawings will be performed by one or more contractors engaged by Landlord. Following approval of the Tenant Working Drawings and the Final Tenant Cost Proposal, if necessary, Landlord will submit the Tenant Working Drawings to the appropriate governmental authorities for necessary approvals and building permits.

      11. PAYMENT FOR ABOVE-ALLOWANCE WORK. Within 10 days after substantial completion of the Tenant Improvements, Tenant will pay to Landlord one hundred percent (100%) of the cost of the Above-Allowance Work. Should Landlord waive any of the standard Building criteria set forth in Exhibit A-3 to the Amendment, Tenant shall not be entitled to any credit therefor. Landlord shall not be obligated to commence any construction (including any ordering or purchasing of materials) of Tenant's improvements until Tenant has approved the Tenant Working Drawings, and has executed and delivered to Landlord a Final Tenant Cost Proposal. All amounts payable by Tenant under this Agreement shall constitute additional rent under the Lease, and Landlord shall have the same remedies against Tenant for default in the payment thereof as in the case of Tenant's failure to pay any other sum due under the Lease.


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      12.   Intentionally Omitted.

      13. PUNCHLIST PROCEDURE. Following Landlord's substantial completion of the Tenant Improvements, but prior to the date that Tenant commences its fixturization, Landlord and Tenant shall inspect the Premises and jointly prepare a punchlist of agreed upon items of construction remaining to be completed by Landlord. For purposes of the Amendment, the Lease, this Work Letter Agreement and any Early Possession Agreement, Landlord's substantial completion of the Tenant Improvements shall be deemed to occur when Landlord, in the good faith exercise of its discretion, notifies Tenant that the Tenant Improvements to be done by Landlord is substantially complete. Landlord shall complete the items (except any long-lead items) set forth in the punchlist within thirty (30) days after the preparation of the punchlist.

      14. CHANGE ORDERS. Tenant may authorize changes in the work during construction only by written instructions to Landlord's representative on a form approved by Landlord. Also, such changes will be subject to Landlord's prior written approval. Before commencing any change, Landlord will prepare and deliver to Tenant, for Tenant's approval, the change order setting forth the cost of such change, which will include associated architectural, engineering and construction fees, if any, and six percent (6%) of the cost of such change for Landlord's contractor's overhead. If Tenant fails to approve such change order within three (3) days, Tenant will be deemed to have withdrawn the proposed change and Landlord will not proceed to perform that change. If Tenant timely approves such change order, Tenant will within ten (10) days of Substantial Completion of the Tenant Improvements pay to Landlord any amounts payable by Tenant in connection with the change orders provided in this Paragraph.

      15.   Intentionally Omitted.

      16. NO ROOF ACCESS. Tenant agrees that neither this Agreement nor the Lease grants Tenant any right of access to the roof of the Building. Should Landlord, in connection with this Agreement or the Lease, agree to mount equipment of any nature on the Building roof, such equipment shall, at Landlord's option, either be maintained and installed by Landlord, or maintained and installed under Landlord's direction, unless this Agreement expressly provides otherwise, all at Tenant's expense. Should this Agreement or the Lease permit Tenant to install any equipment on the roof, any modifications to the roof or the roof's structure to accommodate that equipment shall be made at Tenant's sole cost and expense.

      17. EXCESSIVE LOADS. Tenant agrees that should the nature of its layout or any of its equipment, fixtures or furnishings to be placed in the Premises place a burden in excess of the Building's designed load, Tenant agrees to pay Landlord the cost of any modifications to the Building necessary to accommodate Tenant's furniture, furnishings or layout.

      18. ALTERATIONS. Any alterations or improvements desired by Tenant after Landlord's delivery of the Tenant Improvements shall be subject to the provisions of Paragraph 14 ("Alterations") of the Lease.


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      If the foregoing correctly sets forth our understanding, please sign this
Agreement where indicated below.





LANDLORD:                                TENANT:

LUM YIP KEE, LIMITED, a Hawaii           AMERICAN RIVER BANK,
corporation, doing business as           a California corporation
Twin Trees Land Company

                                         By: /s/ MITCHELL A. DERENZO
By: /s/ JEFFREY LUM                          ------------------------
    ----------------                     Its: Chief Financial Officer
Its: Vice President                           -----------------------
     ---------------
                                         By: /s/ DAVID T. TABER
                                             ------------------------
                                         Its: Chief Executive Officer
                                              -----------------------


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